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                                                                  Exhibit 21.1


                               TRIDEX CORPORATION
                 EXHIBIT 21.1 SUBSIDIARIES OF TRIDEX CORPORATION

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Name                                              Jurisdiction of Incorporation           Owner            Percentage Owned
--------------------------------------     -----------------------------------------   -------------     ---------------------
Allu Realty Trust*                                   Massachusetts                        Tridex                 100%

RIL Corporation*                                     Connecticut                          Tridex                 100%

Progressive Software, Inc.                           North Carolina                       Tridex                 100%

Retail Resource Solutions Limited                    United Kingdom                       Tridex                 100%

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*Inactive